UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 8, 2012 (May 7, 2012)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices)

(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 7, 2012, Caesars Entertainment Corporation (the “Registrant”) entered into that certain Equity Interest Purchase Agreement with Penn National Gaming, Inc. (“Buyer”), Caesars Entertainment Operating Company, Inc. (“CEOC”), Harrah’s Maryland Heights Operating Company (“HMHO”), Players Maryland Heights Nevada, LLC (together with CEOC and HMHO, the “Selling Subsidiaries”) and Harrah’s Maryland Heights, LLC, owner of the Harrah’s St. Louis casino (“HMH”). Each of the Selling Subsidiaries and HMH are wholly-owned subsidiaries of the Registrant.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, Buyer will purchase from the Selling Subsidiaries all of the equity interests of HMH for a purchase price of $610.0 million. The transactions contemplated by the Purchase Agreement are subject to customary closing conditions, including the receipt of regulatory approvals. The transactions are expected to close in the second half of 2012. The Registrant expects to use the proceeds from the sale for general corporate purposes, including, potentially, the repurchase of certain outstanding debt obligations.

The Purchase Agreement contains customary representations, warranties and covenants by the Registrant, the Selling Subsidiaries, HMH and Buyer. The representations and warranties in the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement; (iii) may apply contractual standards of “materiality” or “Material Adverse Effect” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Registrant, the Selling Subsidiaries, HMH or Buyer.

On May 7, 2012, the Registrant issued a press release announcing the sale of Harrah’s St. Louis. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: May 8, 2012	By:	/s/ Michael D. Cohen
Michael D. Cohen Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 7, 2012.